UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2002

Gerber Scientific, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	1-5865	06-0640743

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Gerber Road West South Windsor, Connecticut	06074
(Address of principal executive offices)	(Zip Code)

(860) 644-1551

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5.     Other Events

See following press release, dated August 14, 2002, announcing Gerber Scientific's delay of its fiscal 2002 Form 10-K filing.

For Immediate Release:	Contact: Shawn M. Harrington
August 14, 2002	860-644-1551

Gerber Scientific's Reporting of Fiscal Fourth-Quarter and Full-Year 2002 Results Is Delayed

As Outside Auditors Require More Time to Audit the Company's Financial Statements

SOUTH WINDSOR, CT -- Gerber Scientific, Inc. (NYSE: GRB) said today that the release of its fiscal fourth-quarter and fiscal full-year results will be delayed to allow its auditors, KPMG, additional time to complete the audit of Gerber's financial statements included in the Form 10-K filing for the period ended April 30, 2002. The filing was previously expected to be made by August 13, 2002. The company expects to file its Form 10-K within two weeks.

"While we are eager to release the company's latest results, our auditors, KPMG, have informed us that they will require a short period of time to finalize their review of our Form 10-K filing, which includes restatements of certain prior periods," said Marc T. Giles, president and chief executive officer of Gerber Scientific.

As a result of the delay, Gerber also noted that it has contacted its bank syndicate in order to receive an extension of the time allowed to furnish certified financial statements.

About Gerber Scientific, Inc.

Gerber Scientific (http://www.gerberscientific.com) is the world's leading supplier of sophisticated automated manufacturing systems for sign making and specialty graphics, apparel and flexible goods, and optical lens processing. Headquartered in South Windsor, Connecticut, the company operates through four wholly owned subsidiaries: Gerber Scientific Products and Spandex PLC, Gerber Technology, and Gerber Coburn.

Safe Harbor Statement:

In addition to the historical information contained herein, there are matters discussed that are considered to be "forward-looking statements." The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. These forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the company's operations, markets, products, and services, that could significantly affect results in the future. For a discussion of other risk factors relating to the company's business, see the company's Quarterly Reports on Form 10-Q for the quarters ended July 31, 2001, October 31, 2001, and January 31, 2002 and its Annual Report on Form 10-K for the year ended April 30, 2001, as filed with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date of this release, and the company assumes no obligation to update or revise any forward-looking statements contained in this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GERBER SCIENTIFIC, INC.

Date: August 14, 2002	By:	/s/ Shawn M. Harrington
Shawn M. Harrington
Chief Financial Officer and Principal Accounting Officer